STOCK EXCHANGE AGREEMENT

THIS STOCK EXCHANGE AGREEMENT, dated as of the 31st day of October, 2003, is by and between PROJECT ROMANIA INC., a Nevada corporation ("Purchaser") and GALAXY TELNET S.R.L., a Romanian corporation (“Target”).

WHEREAS:

A.

Purchaser and Target have agreed that Purchaser will acquire Target pursuant to a stock exchange;

B.

The respective boards of directors of Purchaser and Target have approved the acquisition of Target by Purchaser on the terms and subject to the conditions set forth in this Agreement (the “Acquisition”);

C.

The board of directors of Target is recommending that Target's stockholders (the “Target Stockholders”) accept the offer set forth herein;

D.

Purchaser and Target desire to make certain representations, warranties and covenants in connection with the Acquisition and also to prescribe various conditions to the Acquisition.

NOW, THEREFORE, in consideration of the mutual benefits to be derived and the representations and warranties, conditions and covenants herein contained, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE 1.

THE OFFER

1.1

The Offer. Subject to the terms and conditions of this Agreement, Purchaser offers to purchase all the issued and outstanding shares of the common stock of Target (the “Offer”).

1.2

Target Actions.

(a)

Target hereby approves of and consents to the Offer and the Acquisition and represents that the board of directors of Target have duly adopted resolutions approving this Agreement, the Offer and the Acquisition, determining that the terms of the Offer and the Acquisition are fair to, and in the best interests of, Target Stockholders and recommending that Target Stockholders approve and adopt this Agreement, and accept the Offer and tender their shares of the common stock of Target (the “Target Shares”) pursuant to the Offer.

(b)

In connection with the Offer, Target shall cause a plan of exchange (the “Plan of Exchange”) to be prepared setting forth the terms of the Offer. Target shall deliver the Plan of Exchange to all Target Stockholders along with a recommendation that the Target Stockholders approve the Offer and the Acquistion. Target agrees that the Plan of Exchange shall comply in all material respects with the requirements of applicable corporate and securities laws, and rules and regulations promulgated thereunder, and on the date first published, sent or given the Target Stockholders; shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Target with respect to information supplied by Purchaser specificaliy for inclusion in the Plan of Exchange. Each of Target and Purchaser agree promptly to correct any information provided by it for use in the Plan of Exchange of and to the extent that such information shall have become false or misleading in any material respect. Purchaser and its counsel shall be given a reasonable opportunity to review and comment upon the Plan of Exchange prior to its dissemination to Target Stockholders.

ARTICLE 2

THE ACQUISITION

2.1

The Acquisition. Upon the terms and subject to the conditions set forth in this Agreement, at Closing (as hereafter defined), Purchaser shall issue 1,500,000 shares of the common stock of Purchaser (the “Exchange Shares”) in exchange for all the issued and outstanding Target Shares validly tendered by Target Stockholders pursuant to the Offer.

2.2

Dissenting Shares.  Target Stockholders who do not accept the Offer and validly tender their Target Shares pursuant thereto shall be "Dissenting Shareholders" and their Target Shares shall be "Dissenting Shares." Purchaser may shall have the right, but not the obligation, to take such actions as are necessary or appropriate to acquire the Dissenting Shares under applicable law.

2.3

The Closing. The closing of the Acquisition (the "Closing) shall take place at 2:00 p.m. on October 31, 2003, at such place as the parties shall agree, unless another date is agreed to in writing by the parties.

ARTICLE 3

COVENANTS, REPRESENTATIONS AND WARRANTIES OF PURCHASER

3.1

Covenants, Representations and Warranties. Purchaser covenants, represents and warrants in favour of Target that:

(a)

it is a corporation duly incorporated under the laws of the State of Nevada and that it is a valid, subsisting corporation in good standing under all of the applicable corporate or other laws, and that it is unrestricted in its right to enter into this Agreement;

(b)

it is a non-reporting corporation and is not the subject of any regulatory, or threatened regulatory, action by any governmental or regulatory agency having, or claiming to have, jurisdiction over it, its business affairs or its shares;

(c)

its authorized and issued capital is, at the date hereof, 100,000,000 voting common shares, with a par value of $0.001 per share, of which none are issued as of the date hereof;

(d)

it will not, prior to the Closing, without the prior written consent of Target, enter into any agreements which shall require it to issue any shares, or securities convertible to shares, in its capital, or to acquire any assets, or to assume or incur any debts or other obligations, except as would be required in the normal course to satisfy its obligations under this Agreement;

(e)

it has no liabilities, due or accruing due, contingent or absolute, liquidated or unliquidated, of any kind;

(f)

the Exchange Shares will, when issued, be validly issued as fully paid and non-assessable and free and clear of all encumbrances; and

(g)

the issuance of the Exchange Shares will be effected in such a manner as to be exempt from registration under the Securities Act of 1933 (the “Securities Act”) and all applicable state securities or blue sky laws.

ARTICLE 4

COVENANTS, REPRESENTATIONS AND WARRANTIES OF COMPANY

4.1

Covenants, Representations and Warranties. Target covenants, represents and warrants in favour of Purchaser that:

(a)

it is the sole legal and beneficial owner of all its assets, free and clear of all liens, charges and encumbrances whatsoever;

(b)

it is not subject to any agreements, judgments or orders of any nature or kind whatsoever which would require it to issue any shares in its capital other than the voting common shares in its capital which are either issued and outstanding or are due to be issued to the Target Stockholders;

(c)

it is a corporation duly incorporated under the laws of Romania, and it is valid, subsisting and in good standing pursuant to all of the applicable corporate or other laws applicable to it, and that it is unrestricted in its right to enter into this Agreement;

(d)

the issued share capital of Target together with the names and number, class and kind of shares held by each of the shareholders of Target is as set forth in Schedule A;

(e)

except as set out in Schedule A, each of the Target Stockholders owns and has good and marketable title to all of the Target Shares opposite his name on Schedule A as the legal and beneficial owner thereof, free and clear of all encumbrances and such shares have been duly and validly issued and are outstanding as fully paid and non-assessable shares in the capital of Target;

(f)

no person will have, immediately prior to the Closing Date, any agreement, option or right for, or capable of becoming an agreement, option or right (including convertible securities, warrants or convertible obligations of any kind) for the purchase of any of the shares being transferred hereunder;

(g)

the authorized capital of Target consists of 2,000,000 common shares without par value;

(h)

the execution and delivery of this Agreement and the consummation of the transactions contemplated by it will not conflict with or result in a breach of or default under any contract, agreement or other instrument or the constating documents of Target and will not require the consent of any person;

(i)

to the best of the knowledge of Target, there are no actions, suits, claims, judgments, litigation, orders, complaints, investigations or proceedings outstanding or pending or overtly threatened by or against Target which could adversely affect Target's ability to perform its obligations hereunder;

(j)

the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate resolutions; and

(k)

Target is solvent and has not committed an act of bankruptcy, proposed a compromise or arrangement to its creditors generally, had any petition for a receiving order in bankruptcy filed against it, made a voluntary assignment in bankruptcy or taken any proceeding to have itself wound-up or declared bankrupt or to have a receiver appointed over all or any portion of its assets.

ARTICLE 5

CONDUCT AND TRANSACTIONS PRIOR TO CLOSING, AFTER CLOSING

5.1

Access to Records and Properties.

(a)

Of Company. Target shall give Purchaser and Purchaser’s counsel, accountants, lenders and their respective employees, agents and representatives such access (during normal business hours) to, and opportunity to examine, the books, records, files, documents, properties and assets of Target, and cause the officers, directors, employees, agents, representatives, legal counsel, accounts and auditors of Target to furnish such financial and operating data and other information, as Purchaser shall from time to time reasonably request. Any investigation pursuant to this Section 5.1 shall be conducted in such manner as not to interfere unreasonably with the ordinary course of the business and operations of the Target.

(b)

Of Purchaser. Purchaser shall give Target and Company's counsel, accountants, lenders and their respective employees, agents and representatives such access (during normal business hours) to, and opportunity to examine, the books, records, files, documents, properties and assets of Purchaser, and cause the officers, directors, employees, agents, representatives, legal counsel, accounts and auditors of the Purchaser to furnish such financial and operating data and other information, as the Target shall from time to time reasonably request. Any investigation pursuant to this Section 5.1 shall be conducted in such manner as not to interfere unreasonably with the ordinary course of the business and operations of Purchaser.

5.2

Activities Prior to Closing.

(a)

Operation of Company. From the date hereof to the Closing Date, except to the extent that Purchaser shall consent in writing, Target shall operate its business in such a manner as would be the ordinary course of business consistent with recent past practice. Without limiting the generality of the foregoing, Target shall:

(i)

not merge or consolidate with any other entity, acquire any other business or entity, or agree to do any of the following;

(ii)

notify Purchaser of any significant loss of, damage to or destruction of any of its material properties or assets;

(iii)

maintain in full force and effect all present insurance coverages and apply the proceeds received under any such coverages as a result of any loss of, damage to or destruction of any properties or assets to the repair, restoration or replacement thereof;

(iv) use its reasonable efforts to preserve the present managerial employees, reputation and business relationships of the Target with persons and entities having business dealings with them; and

(v) refrain from taking any action which (if not remedied) would render any representation and warranty contained in Article 4 inaccurate at and as of the Closing Date., and shall promptly advise Purchaser of any such event or circumstance.

(b)

Operation of Purchaser. From the date hereof to the Closing Date, except to the extent that Target shall consent in writing, Purchaser will not conduct business activities.

5.3

Best Efforts to Satisfy Conditions. Purchaser and Target shall use their best efforts to cause the conditions to the Closing set forth in Article 6 hereof to be satisfied, to the extent that the satisfaction of such conditions is in the control of such party, as soon as practicable after the date hereof; provided, however, the foregoing shall not constitute a limitation upon the covenants and obligations of any party otherwise expressly set forth in this Agreement.

ARTICLE 6.

CONDITIONS OF CLOSING

6.1

Conditions to Obligations of Purchaser. The obligations of Purchaser to consummate the purchase and sale are subject to the satisfaction of the following conditions, each of which may be waived by Purchaser:

(a)

Representations and Warranties: Performance of Obligations. The representations and warranties of Target set forth herein shall be true and correct in all materials respects on the Closing Date as though made on and as of the Closing Date. Target shall have performed the agreements and obligations required to be performed by it under this Agreement prior to the Closing Datc.

(b)

Legal Restraints. There shall not have been proposed or enacted any law, or any change in any existing law, which prohibits or delays, or threatens to prohibit or delay, the consummation of any of the purchase and sale or any of the other transactions contemplated by thisAgreement or which could reasonably have a material adverse effect.

(c)

Compliance With Securities Matters. The transactions contemplated hereby shall, in the opinion of counsel for Purchaser, qualify for exemptions from registration with respect to all applicable federal, state and provincial securities laws.

(d)

Legal Opinion. Target will deliver to Purchaser on the Closing Date an opinion of Target's legal counsel, addressed to Purchaser's legal counsel, in form satisfactory to Purchaser's counsel that:

(i)

Target is duly organized and validly existing under the laws of Romania and is in good standing with the Chamber of Commerce and Industry of Romania and Bucharest;

(ii)

all necessary steps and corporate proceedings have been taken to permit the Target Shares to be duly and validly transferred to and registered in the name of Purchaser;

(iii)

the number of authorized and issued securities in the capital of Target is as warranted by the Target and all issued shares are duly authorized, validly issued and outstanding as fully paid and non-assessable.

6.2

Conditions to Obligations of Company. The obligations of Target at Closing are subject to the satisfaction of the following conditions each of which may be waived by Company:

(a)

Representations and Warranties: Performance of Obligations. The representations and warranties of Purchaser set forth herein shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date. Purchaser shall have performed the agreements and obligations required to be performed by it under this Agreement prior to the Closing Date;

(b)

Legal Restraints. There shall not have been proposed or enacted any law, or any change in any existing law, which prohibits or delays, or threatens to prohibit or delay, the consummation of the transactions contemplated by this Agreement or which could reasonably have a material adverse effect;

(c)

Exchange Shares. Purchaser shall have delivered to the Target Stockholders the Exchange Shares in the manner provided in paragraph 2.1;

(d)

Compliance With Securities Matters. The transactions contemplated hereby shall, in the opinion of counsel for Target, qualify for exemptions from registration with respect to all applicable federal, state and provincial securities laws;

(e)

Legal Opinion. Purchaser will deliver to Target on the Closing Date one or more legal opinions, addressed to Company’s legal counsel, in form satisfactory to Target’s legal counsel that:

(i)

Purchaser is duly organized and validly existing under the laws of the State of Nevada and is in good standing with the Secretary of State of Nevada;

(ii)

all necessary steps and corporate proceedings have been taken to permit the Exchange Shares to be duly and validly issued to and registered in the name of the Target Stockholders;

(iii)

the number of authorized and issued shares in the capital of the Purchaser is as warranted by Purchaser and all issued shares are duly authorized, validly issued and outstanding as fully paid and non-assessable; and

(iv)

Purchaser may issue the Exchange Shares as provided for under this Agreement in reliance exemptions from registration under the Securities Act and such issuance will not violate the registration requirements of the Securities Act.

ARTICLE 7

TERMINATION

7.1

Termination of Agreement.

(a)

By Purchaser. This Agreement may be terminated by Purchaser, upon notice to the Company, if (i) the Closing shall not have occurred on the Closing Date, for any reason whatsoever, other than a material breach by Purchaser, (ii) Target shall have breached any representation, warranty or covenant of this Agreement, whether or not such breach is susceptible of cure, or (iii) the results of Purchaser's due diligence review shall not be satisfactory to Purchaser, in its sole discretion.

(b)

By Target. Target may terminate this Agreement, upon notice to Purchaser, only in the event of a material breach by Purchaser of any representation, warranty or covenant of Purchaser set forth in this Agreement that is not cured by Purchaser within 30 days of written notice of such breach.

(c)

Effect of Termination. Termination of this Agreement under this Section shall automatically and irrevocably terminate all liabilities and obligations of the terminating party arising under this Agreement. All rights of the terminating party arising under this Agreement, and all liabilities and obligations of the other party or parties hereto, shall survive any such termination.

ARTICLE 8

MISCELLANEOUS

8.1

Further Actions. The parties shall execute and deliver (or cause to be executed and delivered) such other and fiuther documents and instruments and shall take (or cause to be taken) such other and further actions, as any other party may reasonably request in order to further effect and/or evidence the transactions contemplated hereby or to otherwise consummate and give effect to the covenants and agreements set forth herein.

8.2

Entire Agreement. This Agreement and the Schedules hereto contain the entire agreement between Target and Purchaser with respect to the subject matter hereof, and supersede all prior agreements, arrangements and understandings with respect thereto.

8.3

Notices. Except as otherwise permitted under this Agreement, any notice or other writing required or permitted to be given under this Agreement to any party shall be sufficiently given if delivered personally, or if sent by prepaid registered mail or if transmitted by telex or other form of recorded communication tested prior to transmission to such party, at the registered office address for such party, or at such other address as the party to whom such writing is to be given shall have last notified the party giving the notice.  Any notice delivered to the party to whom it is addressed as provided above shall be deemed to have been given and received on the day it is so delivered, provided that if such day is not a business day then the notice shall be deemed to have been given and received on the business day next following such day.  Any notice mailed as above shall be deemed to have been given and received on the fifth business day next following the date of its mailing.  Any notice by telex or other form of recorded communication shall be deemed to have been given and received on the first business day after its transmission.  Any change of address for a party shall be deemed to be effective on the fifth business day next following the receipt of the written advice of change of address.

8.4

Governing Law. This Agreement will be interpreted according to the laws of the Province of British Columbia and the laws of Canada applicable therein, and the parties agree that they will be subject to the jurisdiction and authority of the courts of the Province of British Columbia.

8.5

Waivers and Amendments. Any waiver of any term or condition of this Agreement, or any amendment or supplementation of this Agreement, shall be effective only if in writing and is executed by each of the parties hereto. A waiver of any breach or failure to enforce any of the terms or conditions, of this Agreement shall not in any way affect, limit or waive a party's rights hereunder at any time to enforce strict compliance thereafter with every term and condition of this Agreement.

8.6

Illegalities. In the event that any provision contained in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect, and the remammg provisions of this Agreement, shall not, at the election of the party for whose benefit the provision exists, be in any way impaired.

8.7

Counterparts. This Agreement may be executed in any number of counterparts, and by facsimile, and each such counterpart shall be deemed to be an original instrument, but all such counterparts. together shall constitute but one agreement.

8.8

Dispute Resolution. All disputes will be resolved by binding arbitration in accordance with the Commercial Arbitration Act (British Columbia).

8.9

Currency. All references to money herein are to United States dollars unless otherwise specified.

8.10

Enurement. This Agreement shall enure to the benefit of and be binding upon the parties and their respective heirs, successors, administrators and assigns.

THE PARTIES INTENDING TO BE LEGALLY BOUND have executed this Agreement as of the date first above written.

Purchaser:

Company:

PROJECT ROMANIA INC.

GALAXY TELNET S.R.L.

a Nevada corporation

a Romanian corporation

By:

By.

/s/ L. Gabriel Luca

/s/ L. Gabriel Luca

Name: L. Gabriel Luca

Name: L. Gabriel Luca

Title: President

Title: President

SCHEDULE A

SHAREHOLDERS OF GALAXY TELNET SRL

Shareholder	Number of Common Shares
L. Gabriel Luca	1,000,000